As filed with the Securities and Exchange Commission on March 26, 1999

                                                     Registration No.333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                          CYBERSHOP INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       13-3979226
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                116 Newark Avenue
                          Jersey City, New Jersey 07302
          (Address of principal executive offices, including zip code)

         Cybershop International, Inc. 1998 Directors' Stock Option Plan
              Cybershop International, Inc. 1998 Stock Option Plan
                            (Full title of the plans)

                                Jeffrey S. Tauber
                      Chairman and Chief Executive Officer
                          Cybershop International, Inc.
                                116 Newark Avenue
                          Jersey City, New Jersey 07302
                     (Name and address of agent for service)

                                 (201) 234-5000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Walter M. Epstein, Esq.
                               Davis & Gilbert LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4911

                                 Calculation of
                                Registration fee

===========================================================================================
                                                                 Proposed
                                            Proposed maximum      maximum
                                                offering         aggregate     Amount of
 Title of securities to     Amount to be        price per        offering     registration
      be registered         registered(1)       share(2)         price(2)         fee
===========================================================================================
 Common Stock, par value
     $.001 per share      1,070,000 shares       $8.40           $8,990,343     $2,500
===========================================================================================

(1) Of the shares of Common Stock being registered hereunder, (i) 1,000,000 shares are reserved for issuance pursuant to the Registrant's 1998 Stock Option Plan, and (ii) 70,000 shares are reserved for issuance pursuant to the Registrant's 1998 Directors' Stock Option Plan. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including changes resulting from reorganizations, recapitalizations, stock splits, stock dividends, reverse stock splits and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h), in the case of 586,900 shares underlying options that remained available for grant under the plans on the date of filing of this Registration Statement (based on the average of the high and low sales prices of the Common Stock on March 25, 1999, as reported on the Nasdaq National Market which was $10.84375) and in the case of 483,100 shares underlying options outstanding under the plans with an aggregate exercise price of $2,626,146, the aggregate price at which the options may be exercised, which averages $5.44 per share.

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

                                      PART I
               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      The document(s) containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Cybershop International, Inc. 1998 Stock Option Plan and the Cybershop International, Inc. 1998 Directors' Stock Option Plan (the "Plans"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), such documents are not required to be filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

Item 2. Registrant Information and Employee Plan Annual Information

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(a) or additional information about the Plans are available without charge by contacting.

                 Jeffrey S. Tauber
                 Chairman and Chief Executive Officer, President
                 Cybershop International, Inc.
                 116 Newark Avenue
                 Jersey City, New Jersey 07302


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

                                     PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents filed with the Commission are incorporated into this Registration Statement by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 19, 1999;

      (b) The description of the Registrant's Common Stock, par value $.001 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 11, 1998 including any amendments or reports filed for the purpose of updating such description; and

      (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1998.

      All reports and other documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

Item 4. Description of Securities

      Not applicable

Item 5. Interests of Named Experts and Counsel

      Not Applicable

Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

      The Registrant's Bylaws requires indemnification to the full extent permitted under Delaware law. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer of the Registrant,


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

such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws also provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders,
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

      The Registrant's Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such provision shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

      Insurance for the Registrant's directors and officers, against expenses and liabilities in connection with the defense of actions, suits or proceedings to which they may be parties by reason of having been directors or officers of the Registrant, is provided by the Registrant.

Item 7. Exemption from Registration Claimed

      Not applicable

Item 8. Exhibits

4.1 The Cybershop International, Inc. 1998 Directors' Stock Option Plan, (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-42707) effective March 23, 1998

4.2 The Cybershop International, Inc. 1998 Stock Option Plan (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-42707) effective March 23, 1998

4.3 The Certificate of Incorporation, as amended (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-42707) effective March 23, 1998)

4.4 By-Laws (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-42707) effective March 23, 1998)

4.5 Specimen Common Stock Certificate (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-42707) effective March 23, 1998)

5     Opinion of Davis & Gilbert LLP, filed herewith

23.1  Consent of Arthur Andersen LLP, filed herewith

23.2 Consent of Davis & Gilbert LLP (contained in the opinion previously filed as Exhibit 5)

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

Item 9.     Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on March 26, 1999.

                                        CYBERSHOP INTERNATIONAL, INC.


                                        By: /s/ Jeffrey S. Tauber
                                           -------------------------------------
                                           Jeffrey S. Tauber
                                           Chairman and Chief Executive Officer,
                                           President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey S. Tauber                                           March 26, 1999
-----------------------------------------------
Jeffrey S. Tauber
Chairman and Chief Executive Officer; President
(Principal Executive Officer) and Director


/s/ Jeffrey Leist
-----------------------------------------------                 March 26, 1999
Jeffrey Leist
Second Vice President, Chief Operating Officer and
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)


/s/ Robert Matluck                                              March 26, 1999
-----------------------------------------------
Robert Matluck
Director


/s/ Warren Struhl                                               March 26, 1999
-----------------------------------------------
Warren Struhl
Director


/s/ Michael Kempner                                             March 26, 1999
-----------------------------------------------
Michael Kempner
Director


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